UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 30, 2006

    Greenville First Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

000-27719	58-2459561
(Commission File Number)	(IRS Employer Identification No.)

112 Haywood Road, Greenville, S.C.	29607
(Address of principal executive offices)	(Zip Code)

(864) 679-9000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01- Entry into a Material Definitive Agreement.

On October 30, 2006, Greenville First Bank, N.A. (the "Bank"), the wholly-owned operating subsidiary of Greenville First Bancshares, Inc., entered into the Greenville First Bank, N.A. Salary Continuation Agreement with executive officers Art Seaver, Jim Austin, Gwen Bridges, Fred Gilmer, III, Eddie Terrell, Don Kiser, Richard Furman, Matt Kneeland, and Robert Thompson.  Unless a separation from service or a change in control (as defined in the salary continuation agreements) occurs before normal retirement age, the salary continuation agreements provide for an annual supplemental retirement benefit to be paid to each of the executives in 12 equal monthly installments payable on the first day of each month, beginning with the month immediately after the month in which the executive attains the normal retirement age and for the executive's lifetime with a 15 - year term certain period.  The following table sets forth the payment terms for each executive.

Name	Normal Retirement Age	Normal Retirement Annual Benefit
James M. Austin, III	65	$100,000
Gwen G. Bridges	65	$ 75,000
Richard H. Furman	65	$ 75,000
Fred Gilmer, III	65	$100,000
Donald L. Kiser	65	$ 75,000
Matthew B. Kneeland	65	$ 75,000
R. Arthur Seaver, Jr.	65	$150,000
J. Edward Terrell	65	$100,000
Robert B. Thompson, III	65	$ 75,000

Provided the executive has been continuously employed by the Bank for five consecutive years from July 1, 2006, the effective date of the salary continuation agreement, if an early termination occurs (defined as separation from service before normal retirement age for reasons other than death, disability, termination for cause, or after a change in control), the executive's early termination benefit is calculated by taking the accrual balance (as defined in the salary continuation agreement) existing at the end of the month immediately before the month in which separation from service occurs, compounding this accrual balance forward to the executive's normal retirement age taking into account interest at the discount rate or rates established by the plan administrator, and amortizing this resulting amount for the executive's lifetime with a 15 - year term certain period, beginning with the executive's normal retirement age.  The Bank will pay this annual early termination benefit as calculated to the executive in 12 equal monthly installments payable on the first day of each month, beginning with the later of (x) the seventh month after the executive's separation from service, or (y) the month immediately after the month in which the executive attains the normal retirement age and for the executive's lifetime with a 15 - year term certain period.  However, all of the executive's early termination benefits will be forfeited if at any time from the date of the executive's early termination and for a period of one year thereafter, the executive (without the prior written consent of the Bank) competes with the Bank or Greenville First Bancshares, Inc. or any of its subsidiaries, directly or indirectly, by engaging in forming, by serving as an organizer, director, officer of, employee or agent, or consultant to, or by acquiring or maintaining more than a one percent passive investment in, a depository financial institution or holding company thereof if such depository financial institution or holding company has or establishes one or more offices or branches which are located within 30 miles of any office or branch of the Bank in existence at the date of the executive's early termination.

Upon the executive's separation from service because of disability (as defined in the salary continuation agreement) before normal retirement age, the executive's disability benefit is calculated by taking the accrual balance existing at the end of the month immediately before the month in which separation from service occurs, compounding this accrual balance forward to the executive's normal retirement age taking into account interest at the discount rate or rates established by the plan administrator, and amortizing this resulting amount over the executive's lifetime with a 15 - year term certain period, beginning with the executive's normal retirement age.  Beginning with the later of (x) the seventh month after the executive's separation from service, or (y) the month immediately after the month in which the executive attains the normal retirement age, the Bank will pay the disability benefit to the executive in 12 equal monthly installments on the first day of each month and for the executive's lifetime with a 15 - year term certain period.

With respect to the agreements for Messrs. Seaver  and Austin only, upon a change in control (as defined in the salary continuation agreement), the Bank will pay to Messrs. Seaver and Austin a change in control benefit equal to their respective accrual balance at their normal retirement age, without additional discount for the time value of money.  Upon a change in control, the Bank will pay to the remaining Bank salary continuation agreement participants a change in control benefit equal to the greater of: (i) their respective normal retirement annual benefit or (ii) their respective accrual balance at the time of the change in control.  In either case, the Bank will pay the change in control benefit to the executive in one lump-sum within three days after the change in control.  If a change in control occurs at any time during the salary continuation benefit payment period and if when the change in control occurs the executive is receiving the normal retirement benefit, the early termination benefit, or the disability benefit, the Bank will pay the present value, calculated at the discount rate or rates established by the plan administrator, of the remaining salary continuation benefits to the executive in a single lump-sum within three days after the change in control.

If the executive dies in active service to the Bank before normal retirement age, the executive's beneficiary will be entitled to an amount equal to the executive's accrual balance at the time of the executive's death, payable within 60 days of the executive's death.

If the executive dies before any separation from service and the executive is receiving the executive's normal retirement benefit, but the executive has not received the executive's normal retirement benefit for the full 15 - year term certain period, the executive's beneficiary will be entitled to, at the Bank's sole discretion upon the executive's death, either: (i) the present value, calculated at the discount rate or rates established by the plan administrator, at the executive's death of the executive's remaining salary continuation benefits, paid to the executive's beneficiary in a lump-sum within 60 days of the executive's death; or (ii) the executive's remaining salary continuation benefits, paid to the executive's beneficiary in 12 equal monthly installments payable on the first day of each month for the 15 - year term certain period.

If the executive dies after separation from service and the executive is entitled to the early termination benefit or the disability benefit, but has not started receiving such benefits because the executive has not reached the normal retirement age, the executive's beneficiary will be entitled to a lump-sum benefit equaling the present value, calculated at the discount rate or rates established by the plan administrator, at the executive's death of the accrual balance which existed at the end of the month immediately before the month in which separation from service occurred, after compounding this accrual balance forward to the executive's normal retirement age taking into account interest at the discount rate or rates established by the plan administrator.  Assuming the two discount rates referred to in the previous sentence are the same, the resulting lump-sum benefit would be the executive's accrual balance which existed at the end of the month immediately before the month in which separation from service occurred.  The Bank will pay this lump-sum benefit to the executive's beneficiary within 60 days of the executive's death.

If the executive dies after separation from service and the executive is receiving the normal retirement benefit, the early termination benefit, or the disability benefit, the executive's beneficiary will be entitled to, at the Bank's sole discretion upon the executive's death, either: (i) the present value, calculated at the discount rate or rates established by the plan administrator, at the executive's death of the executive's remaining salary continuation benefits as determined under the applicable section of the salary continuation agreement, paid to the executive's beneficiary in a lump-sum within 60 days of the executive's death; or (ii) the executive's remaining salary continuation benefits as determined under the applicable section of the salary continuation agreement, in the amounts specified in the applicable section, paid to the executive's beneficiary at the times specified in the applicable section.

The Bank will not pay any benefits under the salary continuation agreements and the agreements will terminate if separation from service is the result of termination for cause (as defined in the executive's employment agreement or if the executive is not a party to an employment agreement containing a definition of termination for cause, as defined in the salary continuation agreement).

To offset the annual expense accruals for the benefits payable to the executives under the salary continuation agreements, the Bank acquired bank-owned life insurance ("BOLI").  It is anticipated that the BOLI will provide full cost recovery of the benefits paid to the executives under the salary continuation agreements upon their deaths.

The foregoing summary of the material features of the salary continuation agreements are qualified in its entirety by reference to the provisions of the agreements, the form of which is attached as Exhibit 10.1 to this report, and incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits

            (c)        Exhibits

            Exhibit No.        Exhibit

10.1                   Form of Salary Continuation Agreement.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                                                                                        GREENVILLE FIRST BANCSHARES, INC.

                                                                                                                                                                                                        By: /s/ James M. Austin, III

                                                                                                                                                                                                        Name:  James M. Austin, III

                                                                                                                                                                                                        Title:     Executive Vice President and Chief Financial Officer

Dated: October 30, 2006

EXHIBIT INDEX

Exhibit Number                         Description

10.1                                              Form of Salary Continuation Agreement.